Exhibit 10.22.7

ASSIGNMENT, CONSENT AND SUBORDINATION

REGARDING MANAGEMENT AGREEMENT

THIS ASSIGNMENT, CONSENT AND SUBORDINATION REGARDING MANAGEMENT AGREEMENT (this “Assignment”) is dated as of July 11, 2019, by and among LF3 PRATTVILLE TRS, LLC, a Delaware limited liability company (“Tenant”), LF3 PRATTVILLE, LLC, a Delaware limited liability company (“Fee Owner”, and together with Tenant, collectively, “Assignor”), WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”), and NHS LLC dba National Hospitality Services, a Delaware limited liability company (“Manager”).

WITNESSETH:

WHEREAS, this Assignment is being made pursuant to the terms and conditions of that certain Loan Agreement of even date herewith (the “Loan Agreement”), made by and among Assignor and Lender, which evidences a loan from Lender to Assignor (collectively, the “Loan”).  The Loan is secured by, among other instruments, a mortgage of even date herewith made by Fee Owner to Lender encumbering the Premises (as defined herein)(the “Mortgage”). Capitalized terms used in this Agreement and not defined in this Agreement have the meanings given to such terms in the Loan Agreement.

WHEREAS, Assignor has entered into a certain Management Agreement (the “Agreement”) dated as of July 11, 2019, with Manager, to provide for certain management services with respect to the real property described on Exhibit A attached hereto and made a part hereof for all purposes (the “Premises”).

WHEREAS, to provide the Loan to Borrower, Lender has required that Manager consent to the Assignment and subordinate the Agreement to the lien of the Mortgage and Borrower’s obligations to Lender.

NOW, THEREFORE, KNOW ALL PEOPLE BY THESE PRESENTS:  That the undersigned, for valuable consideration, and to induce Lender to provide the Loan to Borrower, expressly agrees as follows:

1.                                      Assignment of Agreement.  Assignor, as security for the Obligations (as defined in the Loan Agreement), hereby collaterally assigns and grants a security interest to Lender in all of Assignor’s right, title and interest in and to the Agreement.  Lender shall have no obligations or liability with respect to the Agreement, unless and until Lender exercises its rights to foreclose and assume Assignor’s interest in and to the Agreement.

2.                                      Acknowledgment.  Manager represents and warrants to Lender that the Agreement is currently in full force and effect and, to the best of its knowledge, no event of default or default on the part of either Manager or Assignor exists.

3.                                      Consent.  Manager consents to and acquiesces in the assignment of the Agreement to Lender.

4.                                      Subordination.

(a)                                 Manager agrees that the Agreement and all rights and duties thereunder as they relate to the Premises shall be and remain and are hereby expressly made SUBORDINATE AND INFERIOR to the Mortgage and also agrees that the Mortgage shall be and remain PRIOR AND SUPERIOR to the Agreement and to all of the rights of the Manager thereunder as relate to the Premises, and all Subordinated Obligations shall, subject to the terms herein, be subject and subordinate to the prior payment and satisfaction in full of the Senior Obligations regardless of how often or in what manner the Senior Obligations, together with the lien or liens securing the same, may be renewed, extended, changed or altered.  Manager has no interest, and hereby disclaims any interest, in any license agreement or franchise agreement to operate the Premises as a hotel concept. Furthermore, Manager agrees that any security interest granted by Tenant in its assets to Manager is hereby expressly made SUBORDINATE AND INFERIOR to Lender’s security interest in such assets granted pursuant to any security agreement or

Obligor Name:  LF3 Prattville, LLC

Obligor No.:  5470431436

instrument entered into in connection with the Loan. Manager agrees not to file any UCC financing statements or take any other steps to perfect any security interest in Tenant’s assets.

(b)                                 As used herein:

“Senior Obligations” means the obligations of Assignor, whether now existing or hereafter from time to time accruing or arising, to repay the principal of, and to pay interest (including, without limitation, post-petition interest) on, the Obligations (as defined in the Loan Agreement) and all other amounts whatsoever now or hereafter due that constitute Obligations.

“Subordinated Obligations” means the obligations of Assignor, whether now existing or hereafter from time to time accruing or arising, to pay to Manager any and all fees and reimbursable expenses and other sums under or provided for in the Agreement (including, without limitation, any post-petition interest thereon).

5.                                      Succession to Ownership.  Notwithstanding the foregoing, Manager agrees that if an Event of Default (as defined in the Loan Agreement) occurs and is continuing, or Lender (or its successors) should (a) seek appointment of a receiver or other change in management of the Premises after a default with respect to the Senior Obligations or (b) succeed to the interest of Assignor in and to the Premises, or any portion thereof which is subject to the Agreement, by means of foreclosure pursuant to the exercise of the power of sale contained in the Mortgage, judicial foreclosure, or conveyance in lieu of foreclosure, then, at the option and in the discretion of Lender exercised by written notice (and effective upon the date set forth in such notice) to Manager, Lender may, in its sole discretion either: (i) terminate the Agreement, and the Agreement shall be terminated as it relates to the Premises; or (ii) assume the Assignor’s rights under the Agreement, which shall remain in full force and effect, and Lender shall have the right to enforce the rights of the Assignor under the Agreement, and to otherwise assume the rights and interests of Assignor in, to and under the Agreement.  In the event Lender elects the option specified in clause (ii) in this Section 5 above, then Manager will perform its duties and obligations for Lender under the Agreement in accordance with the terms and provisions of the Agreement, and the Agreement shall continue in full force and effect as a direct agreement between Lender and Manager with the same force and effect as if Lender were originally named there as the owner of the Premises, and Manager and Lender shall be bound to each other under the terms, covenants and provisions of the Agreement.  In all cases, whether clause (i) or (ii) in this Section 5 above is exercised by Lender, (A) Lender shall not be liable for any act, omission or obligation of Assignor under the Agreement, or for any matter arising under the Agreement prior to the date Lender expressly succeeds to the interest of Assignor in and to the Agreement; (B) Lender shall not be responsible for the payment of any fees which are due and payable to Manager under the Agreement, for, during or with respect to any period of time prior to the date Lender succeeds to the interest of Assignor in and to the Agreement; (C) Lender shall not be subject to any claims, offsets or defenses which Manager may have against Assignor; (D) Lender shall not be bound by any amendment to or modification of the Agreement made without the written consent of Lender; and (E) Lender shall have no obligation to repair or restore all or any portion of the Premises in the event of damage or destruction to, or condemnation of, any portion of the Premises or any component thereof.  Furthermore, in the event the Agreement is terminated pursuant to this Section 5, Lender shall not be liable to Manager for any damages of any sort or any termination fees or other fees, reimbursements or liquidated damages pursuant to the Agreement.

6.                                      Transition.  In the event Lender terminates the Agreement pursuant to Section 5 above, then, in order to ensure an orderly transition of management of the Premises, Manager agrees as follows:

(a)                                 Following Manager’s receipt of notice from Lender that Lender is terminating the Agreement, on the date of termination specified in such notice, Manager shall surrender and turn over to Lender or its designee all accounts, receipts and funds of Assignor pertaining to the Premises, including, without limitation, all operating accounts, reserve accounts, debt service accounts, income accounts, payroll accounts (other than to the extent of existing obligations of Manager to employees), and all other bank accounts, receipts or deposits of every kind or nature.

(b)                                 Manager shall deliver to Lender or its designee all information in the possession, custody or control of Manager relating to the occupancy, leasing and operation of the Premises.

(c)                                  Upon Lender’s request, Manager shall execute, acknowledge and deliver all agreements necessary to transfer any liquor licenses with respect to the Premises into the name of Lender or its designee.

7.                                      Amendments and Assignments.  Without the prior written consent of Lender, Assignor and Manager shall not modify or amend the Agreement, consent to any mutual termination of the Agreement by Assignor and Manager, or transfer or assign any of Assignor’s rights and interests under the Agreement.

8.                                      Default of Assignor.  Manager shall provide a copy to Lender of any written notice of default by Assignor under the Agreement (a “Assignor Default”) concurrently with the delivery of such notice to Assignor.  Lender shall have an additional period of: (i) 30 days beyond Assignor’s cure period set forth in the Agreement, within which time Lender shall have the right, but not the obligation, to cure any Assignor Default that can be cured solely by the payment of money; and (ii) 60 days beyond Assignor’s cure period set forth in the Agreement, within which time Lender shall have the right, but not the obligation, to cure any non-monetary default(s); provided, however, that if such non-monetary default is of such a nature that more than 60 days are required to cure such default, then Lender shall be afforded a reasonable time to cure such default provided that Lender undertakes promptly to cure such default and thereafter diligently continues such cure to completion.

9.                                      Notice.  All notices, demands, designations, certificates, requests, offers, consents, approvals, appointments and other instruments given pursuant to this Assignment (collectively called “Notices”) shall be in writing and given by (i) hand delivery, (ii) express overnight delivery service or (iii) certified or registered mail, return receipt requested and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) the next business day, if delivered by express overnight delivery service, or (c) the third business day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested.  Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

If to Lender:

Wells Fargo Bank, National Association

1808 Aston Avenue, Suite 250

Carlsbad, CA  92008

Attn: Loan Administration

If to Assignor:

LF3 PRATTVILLE TRS, LLC

1635 43rd Street South, Suite 205

Fargo, North Dakota 58103

Attn:  Corey R. Maple

If to Manager:

NHS, LLC

1635 43rd Street South, Suite 205

Fargo, North Dakota 58103

Attn:  Sarah Koustrup, COO

10.                               Governing Law.  This agreement shall be governed by, and construed, interpreted and enforced in accordance with the laws of the state of New York.

11.                               Successor and Assigns.  This Assignment shall be binding upon Assignor, Manager and their respective successors, legal representatives and assigns and shall inure to the benefit of Lender, and its respective successors, legal representatives and assigns (including any person or entity which succeeds to the interest of Lender in and to the Mortgage).  Notwithstanding any provision of the Agreement to the contrary, in the event Lender transfers and conveys its interest in the Premises, Lender (without the consent of Assignor or Manager) may transfer and assign its right, title and interest in and to this Assignment, the Agreement to the transferee of the Premises, and upon such transfer and assignment, any obligations and liabilities of Lender under the Agreement accruing prior to the date of assignment shall remain the obligation of the Lender; provided, however, any and all obligations and liabilities accruing after the date of assignment shall thereafter be the responsibility of such transferee

12.                               Effect of Certain Matters.  Manager’s and Assignor’s obligations hereunder shall not be affected or impaired by reason of, and Manager and Assignor waive any and all rights and defenses that Manager or Assignor may otherwise have arising out of, any of the following:  (a) the modification (whether or not material) of any obligations of any other Credit Party under, or of any provisions of, any Loan Document, whether or not Manager or Assignor joined in or consented to such modification; (b) Lender’s taking of or omission to take any action pursuant to any Loan Document, including granting any waiver, consent, or extension or any failure, omission, or delay by Lender to enforce any obligation, condition or other provision in any Loan Document, or to assert or exercise any right, power or remedy conferred on Lender in any Loan Document; (c) the assignment to or assumption by any third party of any or all of the rights or obligations of any Credit Party under any Loan Document; (d) the release or discharge of any other Credit Party from the performance or observance of any obligation, undertaking or condition to be performed by such Credit Party under any Loan Document by operation of law or otherwise; (e) any action, inaction or election of remedies by Lender that results in any impairment or destruction of any subrogation, indemnification, reimbursement or contribution rights of Manager or Assignor; (f) any setoff, defense, counterclaim, abatement, recoupment, reduction, change in Applicable Law or any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a debtor, indemnitor or surety under Applicable Law; (g) the termination or renewal of any of the Obligations; (h) the obtaining by Lender of any additional Collateral; the release or substitution by Lender of any Collateral; or the perfection or failure to perfect any liens or security interests with respect to any Collateral; (i) the use of any Loan proceeds, regardless of whether such use complies with the Loan Documents, with Lender having no duty to monitor the use or application of any Loan disbursement; or (j) any invalidity, irregularity or unenforceability in whole or in part of any Loan Document, or any limitation of the liability of any other Credit Party under the Loan Documents, including any claim that the Loan Documents were not duly authorized, executed, or delivered on behalf of any Credit Party.

13.                               Jurisdiction and Service of Process.  Any legal action or proceeding with respect to this Assignment  shall be brought exclusively in the courts of the State of New York having proper venue, and Borrower accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided, however, that nothing in this Assignment shall limit or restrict Lender’s right to commence any proceeding in the federal or state courts located in the state in which the Site is located to the extent Lender deems such proceeding necessary or advisable to exercise remedies available under any Loan Document.  Lender, Assignor and Manager irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.  Both Assignor and Manager irrevocably waive personal service of any and all legal process, summons, notices and other documents of any kind and consents to such service in any suit, action or proceeding brought in the United States by any means permitted by Applicable Law, including by the mailing thereof to such Assignor or Manager (by registered or certified mail, postage prepaid) to Assignor’s or Manager’s notice address, as provided herein (and shall be effective when such mailing shall be effective, as provided herein).  Both Assignor and Manager agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

14.                               Waiver of Jury Trial.  LENDER, ASSIGNOR AND MANAGER, TO THE MAXIMUM EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS ASSIGNMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY.  THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

15.                               Arbitration.

(a)                                 Arbitration.  The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise in any way arising out of or relating to (i) any credit subject hereto, or any of the Loan Documents, and their negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit.  In the event of a court ordered arbitration, the party requesting arbitration shall be responsible for timely filing the demand for arbitration and paying the appropriate filing fee within 30 days of the abatement order or the time specified by the court. Failure to timely file the demand for arbitration as ordered by the court will result in that party’s right to demand arbitration being automatically terminated.

(b)                                 Governing Rules.  Any arbitration proceeding will (i) proceed in a location in the State selected by the American Arbitration Association (“AAA”); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to herein, as applicable, as the “Rules”).  If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control.  Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute.  Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

(c)                                  No Waiver of Provisional Remedies, Self-Help and Foreclosure.  The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding.  This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

(d)                                 Arbitrator Qualifications and Powers.  Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00.  Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.  The arbitrator will be a neutral attorney licensed in the State or a neutral retired judge of the state or federal judiciary of the State, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated.  The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim.  In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator’s discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication.  The arbitrator shall resolve all disputes in accordance with the substantive law of the State and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award.  The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the corresponding rules of civil practice and procedure applicable in the State or other applicable law.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.  The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(e)                                  Discovery.  In any arbitration proceeding, discovery will be permitted in accordance with the Rules.  All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date.  Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party’s presentation and that no alternative means for obtaining information is available.

(f)                                   Class Proceedings and Consolidations.  No party hereto shall be entitled to join or consolidate disputes by or against others in any arbitration, except parties who have executed any Loan Document, or to include in any arbitration any dispute as a representative or member of a class, or to act in any arbitration in the interest of the general public or in a private attorney general capacity.

(g)                                  Payment Of Arbitration Costs And Fees.  The arbitrator shall award all costs and expenses of the arbitration proceeding.

(h)                                 Miscellaneous.  To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA.  No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation.  If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control.  This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

(i)                                     Small Claims Court.  Notwithstanding anything herein to the contrary, each party retains the right to pursue in Small Claims Court any dispute within that court’s jurisdiction.  Further, this arbitration provision shall apply only to disputes in which either party seeks to recover an amount of money (excluding attorneys’ fees and costs) that exceeds the jurisdictional limit of the Small Claims Court.

16.                               Entire Agreement.  THIS ASSIGNMENT CONSTITUTES THE FINAL EXPRESSION AND ENTIRE WRITTEN AGREEMENT OF THE PARTIES AND SUPERSEDES ALL PRIOR AND CONTEMPORANEOUS AGREEMENTS, DISCUSSIONS, AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER THEREOF, WRITTEN OR ORAL.  ASSIGNOR AND MANAGER EACH ACKNOWLEDGE AND AFFIRM THAT ASSIGNOR AND MANAGER DID NOT RELY ON ANY STATEMENT, ORAL OR WRITTEN, NOT CONTAINED IN THIS ASSIGNMENT OR THE OTHER LOAN DOCUMENTS IN MAKING ASSIGNOR’S AND MANAGER’S DECISION TO ENTER INTO THIS ASSIGNMENT.

[Signature pages follow]

IN WITNESS WHEREOF the undersigned have executed this Assignment as of the date and year first written above.

ASSIGNOR:

TENANT:

LF3 PRATTVILLE TRS, LLC, a Delaware limited liability company

By:	Lodging Fund REIT III TRS, Inc., a Delaware corporation, its Sole Member

	By:	/s/ Katie Cox
	Name:	Katie Cox
	Title:	Chief Financial Officer

FEE OWNER:

LF3 PRATTVILLE, LLC, a Delaware limited liability company

By:	Lodging Fund REIT III OP, LP, a Delaware limited partnership, its Sole Member

	By:	Lodging Fund REIT III, Inc., a Delaware corporation, its General Partner

		By:	/s/ Katie Cox
		Name:	Katie Cox
		Title:	Chief Financial Officer

Signature Page to Assignment, Consent and Subordination Regarding Management Agreement

MANAGER:

NHS LLC dba National Hospitality Services

By;	/s/ Norman H. Leslie
Name:	Norman H. Leslie
Title:	President

Signature Page to Assignment, Consent and Subordination Regarding Management Agreement

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Maureen S. Malphus
Printed Name:	Maureen Malphus
Its	Vice President

Signature Page to Assignment, Consent and Subordination Regarding Management Agreement

EXHIBIT A

DESCRIPTION OF PREMISES

Home2 Suites — 2505 Legends Drive, Prattville, AL 36066

The Land referred to herein below is situated in the County of Elmore, State of Alabama, and is described as follows:

LOT 1C, OF THE RECORDED MAP OF THE LEGENDS PARK AT HOMEPLACE, PLAT 3, BEING A REPLAT OF A PORTION OF LOT 1, LEGENDS PARK AT HOMEPLACE PLAT 1, AS RECORDED IN MAP BOOK 16, PAGE 61, IN THE PROBATE OFFICE OF ELMORE COUNTY, ALABAMA.